As filed with the Securities and Exchange Commission on December 12, 2005
REGISTRATION NO. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Lamar Advertising Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	72-1449411
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
5551 Corporate Blvd., Baton Rouge, Louisiana 70808
(Address of Principal Executive Offices)
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Kevin P. Reilly, Jr.
President and Chief Executive Officer
Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Name, Address and Telephone Number of Agent for Service)
with copies to:
George Ticknor, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
(617) 239-0100
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered(1)	share(2)	price(3)	registration fee
Class A Common Stock, $0.001 par value	88,732 shares	$47.28	$4,195,248.96	$448.89

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Lamar Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional Class A common stock.

(2)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on December 6, 2005 as reported by the Nasdaq National Market.

(3)	This Registration Statement registers an additional 88,732 shares issuable under the Registrant’s 2000 Employee Stock Purchase Plan (the “Plan”). The Registrant has previously registered 835,300 shares issuable under the Plan (Registration Statement Nos. 333-34840 and 333-116007).

Explanatory Note
     Pursuant to General Instruction E to the Registration Statement on Form S-8, Lamar Advertising Company (the “Company”) incorporates by reference the contents of its Registration Statements on Form S-8 filed on April 14, 2000 (File No. 333-34840) and May 28, 2004 (File No. 333-116007) relating to its 2000 Employee Stock Purchase Plan (the “Plan”), except as expressly modified herein.
     The number of shares of Class A Common Stock of the Company available for delivery under the Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company beginning with the 2001 fiscal year equal to the least of (i) 500,000 shares (ii) one-tenth of one percent of the total number of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board. This Registration Statement registers the 88,732 additional shares of Class A Common Stock resulting from the automatic annual increase for fiscal year 2005.
Part II
Information Required in the Registration Statement
Item 8. Exhibits.
     See Exhibit Index immediately following the signature page.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on this 12th day of December 2005.

LAMAR ADVERTISING COMPANY
By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of Lamar Advertising Company, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 12th day of December 2005.

Signature	Capacity

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ Keith A. Istre Keith A. Istre	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ John Maxwell Hamilton John Maxwell Hamilton	Director
/s/ Robert M. Jelenic Robert M. Jelenic	Director
/s/ Stephen P. Mumblow Stephen P. Mumblow	Director
/s/ Thomas V. Reifenheiser Thomas V. Reifenheiser	Director
/s/ Anna Reilly Anna Reilly	Director
/s/ Wendell Reilly Wendell Reilly	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of Lamar New Holding Co. Previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

4.2	Certificate of Amendment of Certificate of Incorporation of Lamar New Holding Co. (whereby the name of Lamar New Holding Co. was changed to Lamar Advertising Company). Previously filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

4.3	Certificate of Amendment of Certificate of Incorporation of Lamar Advertising Company. Previously filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30242) filed on August 11, 2000 and incorporated herein by reference.

4.4	Certificate of Correction of Certificate of Incorporation of Lamar Advertising Company. Previously filed as Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 0-30242) filed on November 14, 2000 and incorporated herein by reference.

4.4	Amended and Restated Bylaws of the Company. Previously filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.

5	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5).

23.2	Consent of KPMG LLP, independent accountants. Filed herewith.

24	Power of Attorney (included in the signature page hereto).